                                                                   EXHIBIT 10.18

                                                                [CONFORMED COPY]










          ************************************************************




                             WASHINGTON MUTUAL, INC.

                          -----------------------------



                           FOUR-YEAR CREDIT AGREEMENT


                          Dated as of December 10, 1996


                         ------------------------------



                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent





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
                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

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
Section 1.  Definitions and Accounting Matters..................................................................  1
         1.01  Certain Defined Terms............................................................................  1
         1.02  Accounting Terms and Determinations.............................................................. 16
         1.03  Classes and Types of Loans....................................................................... 17

Section 2.  Commitments, Loans, Notes and Prepayments........................................................... 17
         2.01  Syndicated Loans................................................................................. 17
         2.02  Borrowings of Syndicated Loans................................................................... 18
         2.03  Money Market Loans............................................................................... 18
         2.04  Changes of Commitments........................................................................... 23
         2.05  Facility Fee..................................................................................... 24
         2.06  Lending Offices.................................................................................. 24
         2.07  Several Obligations; Remedies Independent........................................................ 24
         2.08  Notes............................................................................................ 24
         2.09  Prepayments...................................................................................... 25
         2.10  Extension of Commitment Termination Date......................................................... 25

Section 3.  Payments of Principal and Interest.................................................................. 27
         3.01  Repayment of Loans............................................................................... 27
         3.02  Interest......................................................................................... 27

Section 4.  Payments; Pro Rata Treatment; Computations; Etc..................................................... 29
         4.01  Payments......................................................................................... 29
         4.02  Pro Rata Treatment............................................................................... 29
         4.03  Computations..................................................................................... 30
         4.04  Minimum Amounts.................................................................................. 30
         4.05  Certain Notices.................................................................................. 30
         4.06  Non-Receipt of Funds by the Administrative Agent................................................. 31
         4.07  Sharing of Payments, Etc......................................................................... 32

Section 5.  Yield Protection, Etc............................................................................... 34
         5.01  Additional Costs................................................................................. 34
         5.02  Limitation on Types of Loans..................................................................... 36
         5.03  Illegality....................................................................................... 37
         5.04  Treatment of Affected Loans...................................................................... 37
         5.05  Compensation..................................................................................... 38
         5.06  U.S. Taxes....................................................................................... 39
         5.07  Replacement of Banks............................................................................. 40

                                      (i)

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
Section 6.  Conditions Precedent................................................................................ 41
         6.01  Initial Loan..................................................................................... 41
         6.02  Initial and Subsequent Loans..................................................................... 42

Section 7.  Representations and Warranties...................................................................... 43
         7.01  Corporate Existence.............................................................................. 43
         7.02  Financial Condition.............................................................................. 43
         7.03  Litigation....................................................................................... 45
         7.04  No Breach........................................................................................ 45
         7.05  Action........................................................................................... 45
         7.06  Approvals........................................................................................ 46
         7.07  ERISA............................................................................................ 46
         7.08  Taxes............................................................................................ 46
         7.09  Investment Company Act........................................................................... 46
         7.10  Public Utility Holding Company Act............................................................... 46
         7.11  Material Agreements and Liens.................................................................... 47
         7.12  Environmental Matters............................................................................ 47
         7.13  Subsidiaries..................................................................................... 47
         7.14  True and Complete Disclosure..................................................................... 48

Section 8.  Covenants of the Company............................................................................ 48
         8.01  Financial Statements Etc......................................................................... 48
         8.02  Litigation....................................................................................... 52
         8.03  Existence, Etc................................................................................... 52
         8.04  Insurance........................................................................................ 53
         8.05  Prohibition of Fundamental Changes............................................................... 54
         8.06  Limitation on Liens.............................................................................. 55
         8.07  Lines of Business................................................................................ 56
         8.08  Use of Proceeds.................................................................................. 56
         8.09  Adequate Capitalization.......................................................................... 57
         8.10  Certain Financial Covenants...................................................................... 57

Section 9.  Events of Default................................................................................... 58

Section 10.  The Administrative Agent........................................................................... 62
         10.01  Appointment, Powers and Immunities.............................................................. 62
         10.02  Reliance by Administrative Agent................................................................ 63
         10.03  Defaults........................................................................................ 63
         10.04  Rights as a Bank................................................................................ 63
         10.05  Indemnification................................................................................. 64
         10.06  Non-Reliance on Administrative Agent and Other Banks............................................ 64
         10.07  Failure to Act.................................................................................. 65
         10.08  Resignation or Removal of Administrative Agent.................................................. 65

Section 11.  Miscellaneous...................................................................................... 66
         11.01  Waiver.......................................................................................... 66
         11.02  Notices......................................................................................... 66

                                      (ii)

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
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         11.03  Expenses, Etc................................................................................... 67
         11.04  Amendments, Etc................................................................................. 68
         11.05  Successors and Assigns.......................................................................... 68
         11.06  Assignments and Participations.................................................................. 69
         11.07  Survival........................................................................................ 71
         11.08  Captions........................................................................................ 71
         11.09  Counterparts.................................................................................... 71
         11.10  Governing Law; Submission to Jurisdiction....................................................... 71
         11.11  Waiver of Jury Trial............................................................................ 72
         11.12  Treatment of Certain Information; Confidentiality............................................... 72

SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Subsidiaries
SCHEDULE III - Litigation

EXHIBIT A-1  - Form of Syndicated Note
EXHIBIT A-2  - Form of Money Market Note
EXHIBIT B -    Form of Opinion of Counsel to the Company
EXHIBIT C -    Form of Opinion of Special New York Counsel to Chase
EXHIBIT D -    Form of Money Market Quote Request EXHIBIT E - Form of Money
               Market Quote
EXHIBIT F -    Form of Confidentiality Agreement EXHIBIT G - Form of Assignment
               and Acceptance


                                      (iii)

                  CREDIT AGREEMENT dated as of December 10, 1996, between:
WASHINGTON MUTUAL, INC., a corporation duly organized and validly existing under the laws of the State of Washington (the "Company"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto and each lender that becomes a "Bank" after the date hereof pursuant to
Section 11.06(b) hereof (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK, a New York banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The Company has requested that the Banks make loans to it in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding and the Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:


                  Section 1.  Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company and/or one or more of its Subsidiaries (in one transaction or as the most recent transaction in a series of related transactions) (i) acquires any going business or all or substantially all of the assets of any firm or corporation (or division or operating unit thereof), whether through purchase of assets, merger or otherwise, (ii) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (iii) directly or indirectly acquires control of an ownership interest in any partnership or joint venture (including a joint venture in corporate form).

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the highest of (a) the Federal Funds Rate for such day plus 1/2 of 1%, (b) the Prime Rate for such day and (c) the Base CD Rate plus 1%. Each change in any interest rate provided for herein based upon the Alternate Base Rate resulting from a change in the Alternate Base Rate shall take effect at the time of such change in the Alternate Base Rate.

                  "Alternate Base Rate Loans" shall mean Syndicated Loans that bear interest at rates based upon the Alternate Base Rate.

                  "American Savings" shall mean American Savings Bank, a California savings bank.

                  "Applicable Facility Fee Rate" and "Applicable Margin" shall mean, during any period when any Rating Group set forth below is in effect, with respect to any facility fee payable hereunder or any Type of Syndicated Loan outstanding hereunder, the percentage set forth below opposite such fee or Type of Syndicated Loan for such Rating Group:

==================================================================================================================
Fee or Loan                    Rating           Rating            Rating           Rating            Rating
                                Group            Group            Group             Group             Group
                                  I               II               III               IV                 V
------------------------------------------------------------------------------------------------------------------
Facility
  Fee                        .090%            .100%            .125%             .150%            .250%
------------------------------------------------------------------------------------------------------------------
Eurodollar
  Loans                      .210%            .250%            .275%             .300%            .500%
------------------------------------------------------------------------------------------------------------------
Alternate
  Base Rate                   0.0%             0.0%             0.0%              0.0%             0.0%
  Loans
==================================================================================================================

For the purposes of this Agreement, any change in the Applicable Facility Fee Rate or Applicable Margin by reason of a change in the Moody's Rating or the Standard & Poor's Rating shall become effective on the date of announcement or publication by the respective Rating Agency of a change in such Rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Banks.

                  "Asset Securitization" shall mean a public or private transfer of installment receivables, credit card receivables, lease receivables or any other type of secured or unsecured financial assets which transfer is recorded as a sale according to generally accepted accounting principles as of the date of such transfer.

                  "Bank Regulatory Authority" shall mean the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation and all other relevant bank regulatory authorities (including, without limitation, relevant state bank regulatory authorities).

                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                  "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Change in Control" shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company;
(b) during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company ceasing to be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; or
(c) the acquisition by any Person or group of direct or indirect possession of the power to direct or cause to direct the management or policies of the Company, whether through the ability to exercise voting power, by contract or otherwise.

                  "Chase" shall mean The Chase Manhattan Bank.

                  "Class" shall have the meaning assigned to such term in
Section 1.03 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans pursuant to Section 2.01 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Commitment" or, in the case of a Person that becomes a Bank pursuant to an assignment permitted under Section 11.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.04 hereof).

                  "Commitment Termination Date" shall mean the date one day prior to the date four years after the date hereof, as the same may be extended pursuant to Section 2.10 hereof; provided that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

                  "Consolidated Assets" shall mean, at any date, the amount at which the assets of the Company and its Subsidiaries are or should be shown on a consolidated statement of financial position prepared in accordance with GAAP as at such date.

                  "Consolidated Equity" shall mean, at any date, the amount of stockholders' equity of the Company and its Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP at such date.

                  "Consolidated Reserves" shall mean, at any date, the amount of loan loss reserves held by the Company and its Subsidiaries at such date determined on a consolidated basis without duplication in accordance with GAAP.

                  "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Double Leverage Ratio" shall mean, at any date, the ratio of
(a) the sum of (i) the aggregate book value of the Investments of the Company in the capital notes and stock of its Subsidiaries plus (ii) the aggregate book value of intangibles (including, without limitation, purchased mortgage servicing rights and purchased credit card relationships) of the Company at such date to
(b) Consolidated Equity at such date.

                  "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                  "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

                  "Eurodollar Loans" shall mean Syndicated Loans that bear interest at rates based on rates referred to in the definition of "Fixed Base Rate" in this Section 1.01.

                  "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" shall mean the fee letter dated as of November 4, 1996 between the Company and the Administrative Agent.

                  "Fixed Base Rate" shall mean, with respect to any Fixed Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported at 10:00 a.m., London time on the date two Business Days prior to the first day of such Interest Period on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount equal to the amount of such Fixed Rate Loan (or, if said Page shall cease to be publicly available or if the information contained on said Page, in the sole judgment of the Administrative Agent, shall cease to accurately reflect such London Interbank Offered Rate, the Fixed Base Rate for such Loans shall mean the rate reported by any publicly available source of similar market data selected by the Administrative Agent that, in the sole judgment of the Administrative Agent, accurately reflects such London Interbank Offered Rate).

                  "Fixed Rate Loans" shall mean Eurodollar Loans and, for the purposes of the definition of "Fixed Base Rate" in this Section 1.01 and in
Section 5 hereof, LIBOR Market Loans.

                  "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                  "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                  "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Guarantees by such Person of Indebtedness of others.

                  "Information Memorandum" shall mean the Confidential Information Memorandum dated as of November 1996 and the

Supplementary Information dated as of November 1996, in each case regarding the Company and this financing.

                  "Insured Subsidiary" shall mean any insured depositary institution (as defined in 12 U.S.C. ss.1813(c) (or any successor provision), as amended, re-enacted or redesignated from time to time, that is controlled (within the meaning of 12 U.S.C. ss.1841 (or any successor provision), as amended, re-enacted or redesignated from time to time) by the Company.

                  "Interest Period" shall mean:

                  (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, or, any other period to which all the Banks have consented, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

                  (b) with respect to any Alternate Base Rate Loan, each period commencing on the date such Alternate Base Rate Loan is made and ending on the Commitment Termination Date;

                  (c) with respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day no fewer than 7 days thereafter, as the Company may select as provided in Section 2.03(b) hereof; and

                  (d) with respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in such subsequent month, as the Company may select as provided in Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                  Notwithstanding the foregoing: (i) if any Interest Period for any Syndicated Loan or Money Market Loan would otherwise end after the Commitment Termination Date, such Interest Period shall not be available hereunder for such period; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period for any Loan (other than a Set Rate Loan) shall have a duration of less than one month and, if the Interest Period for any Eurodollar or LIBOR Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

                  "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

                  "LIBO Margin" shall have the meaning assigned to such term in
Section 2.03(c)(ii)(C) hereof.

                  "LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth LIBO Margins based on the Fixed Base Rate pursuant to
Section 2.03 hereof.

                  "LIBOR Market Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Fixed Base Rates pursuant to a LIBOR Auction.

                  "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loans" shall mean Syndicated Loans and Money Market Loans.

                  "Majority Banks" shall mean Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations hereunder and under the Notes, (c) the validity or enforceability of this Agreement or of the Notes, (d) the rights and remedies of the Banks and the Administrative Agent hereunder and under the Notes or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

                  "Money Market Borrowing" shall have the meaning assigned to such term in Section 2.03(b) hereof.

                  "Money Market Loan Limit" shall have the meaning assigned to such term in Section 2.03(c)(ii) hereof.

                  "Money Market Loans" shall mean the loans provided for by
Section 2.03 hereof.

                  "Money Market Notes" shall mean the promissory notes provided for by Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Money Market Quote" shall mean an offer in accordance with
Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

                  "Money Market Quote Request" shall have the meaning assigned to such term in Section 2.03(b) hereof.

                  "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto.

                  "Moody's Rating" shall mean, as of any date of determination thereof, the rating most recently published by Moody's relating to the unsecured, unguaranteed senior long-term debt securities of the Company then outstanding.

                  "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

                  "Non-Material Subsidiaries" shall mean, as at any date, Subsidiaries of the Company the total assets of which, in the aggregate, do not exceed one percent (1%) of the Consolidated Assets of the Company and all of its Subsidiaries, as at such date.

                  "Non-Performing Assets" shall mean, as at any date, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (a) non-accrual loans plus (b) accruing loans past due 90 days or more plus (c) restructured loans and leases plus (d) other real estate owned plus (e) without duplication for amounts included as other real estate owned, property acquired pursuant to in substance foreclosures.

                  "Notes" shall mean the Syndicated Notes and the Money Market Notes.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Alternate Base Rate as in effect from time to time, provided that, with respect to principal of a Eurodollar Loan or a Money Market Loan that shall become due (whether at stated maturity, by acceleration or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition.

                  "Prime Rate" shall mean the rate of interest from time to time announced by Chase at its principal office as its prime commercial lending rate.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Quarterly Dates" shall mean the last Business Day of each March, June, September and December, the first of which shall be the first such day after the date hereof.

                  "Rating" shall mean the Moody's Rating or the Standard & Poor's Rating.

                  "Rating Agency" shall mean either Moody's or Standard &
Poor's.

                  "Rating Group" shall mean any of Rating Group I, Rating Group II, Rating Group III, Rating Group IV and Rating Group V.

                  "Rating Group I" shall mean (a) no Event of Default has occurred and is continuing and (b) the Moody's Rating is at or above A1 and the Standard & Poor's Rating is at or above A+; "Rating Group II" shall mean (a) no Event of Default has occurred and is continuing, (b) the Moody's Rating is at or above A3 and the Standard & Poor's Rating is at or above A- and (c) Rating Group I is not in effect; "Rating Group III" shall mean (a) no Event of Default has occurred and is continuing, (b) the Moody's Rating is at or above Baa1 and the Standard & Poor's Rating is at or above BBB+ and (c) neither Rating Group I nor Rating Group II is in effect; "Rating Group IV" shall mean (a) no Event of Default has occurred and is continuing, (b) the Moody's Rating is at or above Baa2 and the Standard & Poor's Rating is at or above BBB and (c) none of Rating Group I, Rating Group II or Rating Group III is in effect; and "Rating Group V" shall mean that none of Rating Group I, Rating Group II, Rating Group III or Rating Group IV is in effect; provided that (A) if the Moody's Rating and the Standard & Poor's Rating fall into different Rating levels and one of such Ratings is no more than one Rating level lower than the other of such Ratings, then the applicable Rating Group shall be based upon the higher of such Ratings and (B) if the Moody's Rating and the Standard & Poor's Rating fall into different Rating levels and one of such Ratings is two Rating levels lower than the other of such Ratings, then the applicable Rating Group shall be based upon a hypothetical Rating that would fall into the Rating level that is one lower than the Rating level into which the higher of such Ratings falls.

                  "Regulations A, D, G, U and X" shall mean, respectively, Regulations A, D, G, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Regulatory Change" shall mean, with respect to any Bank, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Repurchase Arrangements" shall mean repurchase and reverse repurchase arrangements with respect to securities and financial instruments.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Set Rate" shall have the meaning assigned to such term in
Section 2.03(c)(ii)(D) hereof.

                  "Set Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Set Rates pursuant to Section 2.03 hereof.

                  "Set Rate Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

                  "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "Standard and Poor's Rating" shall mean, as of any date of determination thereof, the rating most recently published by Standard & Poor's relating to the unsecured, unguaranteed senior long term debt securities of the Company then outstanding.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Administrative Agent is subject, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity

(irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "Syndicated Loans" shall mean the loans provided for by
Section 2.01 hereof, which may be Alternate Base Rate Loans and/or Eurodollar Loans.

                  "Syndicated Notes" shall mean the promissory notes provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Tangible Net Worth" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                  (a)  total stockholders' equity; minus

                  (b) the sum of the following: cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at total stockholders' equity) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1995.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so
reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Type" shall have the meaning assigned to such term in Section
1.03 hereof.

                  "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

                  1.02  Accounting Terms and Determinations.

                  (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited financial statements as at December 31, 1995 referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited financial statements as at December 31, 1995 referred to in Section 7.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited financial statements referred to in Section 7.02 hereof).

                  (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                  (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.


                  1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Money Market Loan or a Syndicated Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Alternate Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.


                  Section 2.  Commitments, Loans, Notes and Prepayments.

                  2.01 Syndicated Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time, provided that the aggregate principal amount of all Syndicated Loans, together with the aggregate principal amount of all Money Market Loans, at one time outstanding shall not exceed the aggregate amount of the Commitments at such time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Alternate Base Rate Loans and Eurodollar Loans; provided that no more than three separate Interest Periods in respect of Eurodollar Loans from each Bank may be outstanding at any one time.

                  2.02 Borrowings of Syndicated Loans. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in
Section 4.05 hereof. Not later than

1:00 p.m. New York time on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to the Administrative Agent, at an account in New York designated by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company.

                  2.03  Money Market Loans.

                  (a) In addition to borrowings of Syndicated Loans, at any time prior to the Commitment Termination Date the Company may, as set forth in this
Section 2.03, request the Banks to make offers to make Money Market Loans to the Company in Dollars. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans (each a "Type" of Money Market Loan), provided that:

                  (i) there may be no more than fifteen different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

                  (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

                  (b) When the Company wishes to request offers to make Money Market Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree). The Company may request offers to make Money Market Loans for up to three different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each such notice shall be substantially in the form of Exhibit D hereto and shall specify as to each Money Market Borrowing:

                  (i) the proposed date of such borrowing, which shall be a Business Day;

                  (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $10,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

                  (iii)  the duration of the Interest Period applicable thereto;

                  (iv) whether the Money Market Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Set Rate Loans; and

                  (v) if the Money Market Quotes requested are seeking quotes for Set Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the proposed date of such borrowing or, if the date on which such Money Market Quotes are to be submitted is before the proposed date of borrowing, such submission date is called the "Quotation Date").

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree) of any other Money Market Quote Request.

                  (c) (i) Each Bank may submit one or more Money Market Quotes, each constituting an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Company's request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Administrative Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote may be submitted by Chase (or its lending office) only if Chase (or such lending office) notifies the Company of the terms of the offer contained therein not later than
         (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 6.02 and 9 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Company.

                  (ii) Each Money Market Quote shall be substantially in the form of Exhibit E hereto and shall specify:

                           (A) the proposed date of borrowing and the Interest
                  Period therefor;

                           (B) the principal amount of the Money Market Loan for
                  which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); provided that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

                           (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable Fixed Base Rate (the "LIBO Margin") offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable Fixed Base Rate;

                           (D) in the case of a Set Rate Auction, the rate of
                  interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the "Set Rate"); and

                           (E) the identity of the quoting Bank.

         Unless otherwise agreed by the Administrative Agent and the Company, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, provided that the submission by any Bank containing more than one Money Market Quote may be conditioned on the Company not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "Money Market Loan Limit").

                  (d) The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Company shall specify (A) the aggregate principal amount of the Money

Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

                  (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree), the Company shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Bank. The notice from the Administrative Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest LIBO Margins and Set Rates that were accepted for each Interest Period. The Company may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                  (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $10,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

                  (iii) acceptance of offers may, subject to clause (v) below, be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;

                  (iv) the Company may not accept any offer where the Administrative Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof);

                  (v) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank.

If offers are made by two or more Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in amounts of at least $5,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at an account in New York designated by the Administrative Agent in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

                  (g) Except for the purpose and to the extent expressly stated in Sections 2.04(b) and 2.05 hereof, the amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Commitment.

                  2.04  Changes of Commitments.

                  (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

                  (b) The Company shall have the right at any time or from time to time (i) so long as no Syndicated Loans or Money Market Loans are outstanding, to terminate the Commitments and

(ii) to reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all Money Market Loans); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in a multiple of $10,000,000.

                  (c) The Commitments once terminated or reduced may not be reinstated.

                  2.05 Facility Fee. The Company shall pay to the Administrative Agent for account of each Bank a facility fee on the daily average amount of such Bank's Commitment (whether or not utilized), for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate. Accrued facility fee shall be payable on each Quarterly Date in arrears and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

                  2.06 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's lending office for Loans of such Type.

                  2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and (except as otherwise provided in Section 4.06 hereof) no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                  2.08  Notes.

                  (a) The Syndicated Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

                  (b) The Money Market Loans made by any Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Bank and otherwise duly completed.

                  (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

                  (d) No Bank shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to Section 11.06 hereof (and, if requested by any Bank, the Company agrees to so exchange any Note).

                  2.09 Prepayments. Subject to Sections 4.04 and 5.05 hereof, the Company shall have the right to prepay Syndicated Loans at any time or from time to time, provided that the Company shall give the Administrative Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). Money Market Loans may not be prepaid without the consent of the Bank holding such Loan.

                  2.10  Extension of Commitment Termination Date.

                  (a) The Company may, by notice to the Administrative Agent (which shall promptly notify the Banks) not less than 60 and not more than 90 days prior to each of the first and second anniversaries of the date of this Agreement (a "Relevant Anniversary Date"), request that the Banks extend the Commitment Termination Date (the "Existing Commitment Termination Date") for one year after such Existing Commitment Termination Date). Each Bank, acting in its sole discretion, shall, by notice to the Company and the Administrative Agent given not later than the date (herein, the "Consent Date") that is 30 days immediately after the date of such request (except that, if such date is not a Business Day, such notice shall be given on the next succeeding Business Day), advise the Company whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Commitment Termination Date (a "Non-extending Bank") shall notify the Administrative Agent (which shall notify the Banks) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Company on or before the Consent Date shall be deemed to be a Non-extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

                  (b) If (and only if) the total of the Commitments of the Banks that have agreed so to extend the Commitment Termination Date shall be at least 66-2/3% of the aggregate amount of the Commitments in effect immediately prior to the Consent Date, the Company shall have the right on or before the Relevant Anniversary Date to replace each such Non-extending Bank with, and otherwise add to this Agreement, one or more other banks (which may include any Bank, each prior to the Relevant Anniversary Date an "Additional Commitment Bank") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Bank shall, effective as of the Relevant Anniversary Date, undertake a Commitment (and, if any such Additional Commitment Bank is already a Bank, its Commitment shall be in addition to such Bank's Commitment hereunder on such date).

                  (c) If (and only if) the total of the Commitments of the Banks that have agreed so to extend the Commitment

Termination Date together with the additional Commitments of the Additional Commitment Banks that will become effective on the Relevant Anniversary Date shall aggregate 100% of the aggregate amount of the Commitments in effect immediately prior to the Consent Date, then effective as of the Relevant Anniversary Date, the Existing Commitment Termination Date shall be extended to the date falling one year after the Existing Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement.

                  Notwithstanding the foregoing, the extension of the Existing Commitment Termination Date shall not be effective with respect to any Bank unless:

                           (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension, on the Consent Date and on the Relevant Anniversary Date;

                           (ii) each of the representations and warranties made by the Company in Section 7 hereof shall be true and complete on and as of each of the date of the notice requesting such extension, the Consent Date and the Relevant Anniversary Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                           (iii) each Non-extending Bank shall have been paid in full by the Company all amounts owing to such Bank hereunder on or before the Relevant Anniversary Date.


                  Section 3.  Payments of Principal and Interest.

                  3.01  Repayment of Loans.

                  (a) The Company hereby promises to pay the Administrative Agent for account of each Bank the principal amount of each of such Bank's Syndicated Loans, and each Syndicated Loan shall mature, on the last day of the Interest Period for such Syndicated Loan.

                  (b) The Company hereby promises to pay to the Administrative Agent for account of each Bank that makes any Money Market Loan the principal amount of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.

                  3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) during such periods as such Loan is a Alternate Base Rate Loan, the Alternate Base Rate (as in effect from time to time) plus the Applicable Margin plus 0.10% per annum at any time when Rating Group V is in effect (or 0.05% per annum at any time when any other Rating Group is in effect) and the Loans outstanding shall exceed 50% of the Commitments;

                  (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Base Rate for such Loan for such Interest Period plus the Applicable Margin, plus 0.10% per annum at any time when Rating Group V is in effect (or 0.05% per annum at any time when any other Rating Group is in effect) and the Loans outstanding shall exceed 50% of the Commitments;

                  (c) if such Loan is a LIBOR Market Loan, the Fixed Base Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by the Bank making such Loan in accordance with Section
         2.03 hereof; and

                  (d) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder or under the Notes held by such Bank to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Alternate Base Rate Loan on the Quarterly Dates in arrears, (ii) in the case of a Eurodollar Loan or a Money Market Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a Set Rate Loan) or three months (in the case of a Eurodollar Loan or a LIBOR Market Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.


                  Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

                  4.01  Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes and the Fee Letter, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account in New York designated by the Administrative Agent, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

                  (b) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

                  (c) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's lending office for the Loan or other obligation in respect of which such payment is made.

                  (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Syndicated Loans from the Banks under
Section 2.01 hereof shall be made from the Banks, each payment of facility fee under Section 2.05 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Banks according to the amounts of their respective Commitments; (c) each payment or prepayment of principal of Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them; and (d) each payment of interest on Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

                  4.03 Computations. Interest on Money Market Loans, Eurodollar Loans and facility fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Alternate Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first date but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day the

Alternate Base Rate is calculated by reference to the Federal Funds Rate, the interest on Alternate Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

                  4.04 Minimum Amounts. Each borrowing of Syndicated Loans shall be in an aggregate amount at least equal to $5,000,000 (in the case of Alternate Base Rate Loans) and $10,000,000 (in the case of Eurodollar Loans) or larger multiples of $1,000,000 in excess thereof; and each prepayment of principal of Syndicated Loans shall be in an aggregate amount at least equal to $5,000,000 or larger multiples of $1,000,000 (borrowings or prepayments of Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods, at the same time hereunder to be deemed separate borrowings and prepayments for purposes of the foregoing, one for each Type or Interest Period).

                  4.05 Certain Notices. Except as otherwise provided in Section
2.03 hereof with respect to Money Market Loans, notices by the Company to the Administrative Agent of terminations or reductions of the Commitments and of borrowings and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing or prepayment or the first day of such Interest Period specified below:

                                                                  Number of
                                                                   Business
                  Notice                                          Days Prior
                  ------                                          ----------
         Termination or reduction
         of Commitments                                                3

         Borrowing of Alternate
         Base Rate Loans                                            same day

         Prepayment of Alternate Base
         Rate Loans                                                    1

         Borrowing and duration of
         Interest Period for, and
         prepayment of, Eurodollar Loans                               3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing or optional prepayment shall specify the Loans to be borrowed or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice.

                  4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                  (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section
         3.02 hereof to pay interest on the Required Payment at the Post-Default
         Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

                  (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

                  4.07  Sharing of Payments, Etc.

                  (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

                  (b) If any Bank shall obtain from the Company payment of any principal of or interest on any Loan of any Class owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class or such other amounts then due hereunder by the Company to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

                  (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                  Section 5.  Yield Protection, Etc.

                  5.01  Additional Costs.

                  (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                  (i) shall subject any Bank (or its lending office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income or gross receipts of such Bank or of such lending office by the jurisdiction in which such Bank has its principal office or such lending office); or

                  (ii) imposes or modifies any reserve, special deposit or similar requirements (other than, in the case of any Bank for any period as to which the Company is required to pay any amount under paragraph (d) below, the reserves against "Eurocurrency liabilities" under Regulation D therein referred to) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section
         1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

                  (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section
5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                  (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any lending office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any lending office or such bank holding company) to a level below that which such Bank (or any lending office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

                  (c) Each Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or
(b) of this Section 5.01 as promptly as practicable, but in any event within 60 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 60 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 60 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different lending office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank. Each Bank will furnish to the Company a certificate setting forth in reasonably specific detail the basis and amount of each request by such Bank for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                  (d) Without limiting the effect of the foregoing, the Company shall pay to each Bank on the last day of each Interest Period so long as such Bank is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Bank is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans or LIBOR Market Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any Eurodollar Loans or LIBOR Market Loans) an additional amount (reasonably determined by such Bank and notified to the Company through the Administrative Agent) equal to the product of the following for each Eurodollar Loan or LIBOR Market Loan for each day during such Interest Period:

                  (i) the principal amount of such Eurodollar Loan or LIBOR Market Loan outstanding on such day; and

                  (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or LIBOR Market Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and

                   (iii)  1/360.

                  5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:

                  (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section
         1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for either Type of Fixed Rate Loans as provided herein; or

                  (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Eurodollar Loans.

                  5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its lending office to honor its obligation to make Eurodollar Loans or LIBOR Market Loans hereunder (and, in the sole opinion of such Bank, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Bank), then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

                  5.04 Treatment of Affected Loans. If the obligation of any Bank to make a Eurodollar Loan shall be suspended pursuant to Section 5.01 or
5.03 hereof, such Bank's Eurodollar Loans shall be made instead as Alternate Base Rate Loans and, if such Bank has Eurodollar Loans outstanding, each such Eurodollar Loan shall be converted to an Alternate Base Rate Loan on such date prior to the last day of the Interest Period for such Eurodollar Loan as such Bank may specify to the Company with a copy to the Administrative Agent, and to the extent that such Bank's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Alternate Base Rate Loans.

                  5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

                  (a) any payment or prepayment of a Fixed Rate Loan or a Set Rate Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, the Company has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof;

provided, however, that such Bank shall have delivered to the Company a certificate as to the amount of such loss, cost or expense, which certificate shall be conclusive, provided that the determination of such compensation is made on a reasonable basis.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Market
Loan) or the United States secondary certificate of deposit market (if such Loan is a Set Rate Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank), or if such Bank shall cease to make such bids, the equivalent rate, as reasonably determined by such Bank, derived from Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) or other publicly available source as described in the definition of "Fixed Base Rate" in Section 1.01 hereof).

                  5.06  U.S. Taxes.

                  (a) The Company agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                  (i) to any payment to any Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the lending office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans); provided that it being understood that, if thereafter as a result of any change in law or regulation such Bank becomes unable to submit the Form previously submitted, the foregoing obligation to pay such additional amounts shall apply; or

                  (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and
(D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

                  (b) Within 30 days after paying any amount to the Administrative Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                  5.07 Replacement of Banks. If any Bank requests compensation pursuant to Section 5.01 or 5.06 hereof, or any Bank's obligation to make Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Bank requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Bank"), the Company, upon three Business Days notice, may require that such Requesting Bank transfer all of its right, title and interest under this Agreement and such Requesting Bank's Notes to any bank or other financial institution (a "Proposed Bank") identified by the Company that is satisfactory to the Administrative Agent in its reasonable determination
(i) if such Proposed Bank agrees to assume all of the obligations of such Requesting Bank hereunder, and to purchase all of such Requesting Bank's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Bank's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Bank of all other amounts payable hereunder to such Requesting Bank on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Requesting Bank's Loans were being prepaid in full on such date) and (ii) if such Requesting Bank has requested compensation pursuant to Section 5.01 or
5.06 hereof, such Proposed Bank's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Requesting Bank's Loans is lower than that of the Requesting Bank. Subject to the provisions of
Section 11.06(b) hereof, such Proposed Bank shall be a "Bank" for all purposes hereunder, provided that no such Proposed Bank shall as a result of such purchase hold more than 25% of the aggregate amount of the Commitments. Without prejudice to the survival of any other agreement of the Company hereunder the agreements of the Company contained in Sections 5.01, 5.06 and 11.03 hereof (without duplication of any payments made to such Requesting Bank by the Company or the Proposed Bank) shall survive for the benefit of such Requesting Bank under this Section 5.07 with respect to the time prior to such replacement.

                  Section 6.  Conditions Precedent.

                  6.01 Initial Loan. The obligation of any Bank to make its initial Loan hereunder is subject to the conditions precedent that the Administrative Agent shall have received the following documents (with, in the case of clauses (a), (b), (c) and (d) below, sufficient copies for each Bank), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

                  (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of the Company and of all corporate authority for the Company (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of this Agreement and the Notes and each other document to be delivered by the Company from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary).

                  (b) Officer's Certificate. A certificate of a senior officer of the Company, dated the date hereof, to the effect set forth in the first sentence of Section 6.02 hereof.

                  (c) Opinion of Counsel to the Company. An opinion, dated the date hereof, of Foster Pepper & Shefelman, counsel to the Company, substantially in the form of Exhibit B hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent).

                  (d) Opinion of Special New York Counsel to Chase. An opinion, dated the date hereof, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit C hereto (and Chase hereby instructs such counsel to deliver such opinion to the Banks).

                  (e) Notes. The Notes, duly completed and executed for each Bank.

                  (f) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

The obligation of any Bank to make its initial Loan hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Bank or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

                  6.02 Initial and Subsequent Loans. The obligation of any Bank to make any Loan (including any Money Market Loan and such Bank's initial Syndicated Loan) to the Company upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                  (a)  no Default shall have occurred and be continuing; and

                  (b) the representations and warranties made by the Company in
         Section 7 hereof (except, in the case of any borrowing that does not increase the total principal amount of the Loans outstanding of any Bank, the representations and warranties in Sections 7.03, 7.07 or 7.12 hereof) shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

                  Section 7. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Banks that:

                  7.01 Corporate Existence. Each of the Company and its Subsidiaries (except Non-Material Subsidiaries): (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the failure to have any such license authorization, consent or approval would not have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

                  7.02  Financial Condition.

                  (a) The Company has heretofore furnished to each of the Banks the consolidated statement of financial position of the Company and its Subsidiaries as at December 31, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche LLP, and the unaudited consolidated statement of financial position of the Company and its Subsidiaries as at September 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the nine-month period ended on such date. All such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at said dates, and the consolidated results of operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at September 30, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. From December 31, 1995 until the date of this Agreement, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries from that set forth in said financial statements as at said date.

                  (b) The Company has heretofore furnished to each of the Banks the "Reports of Condition and Income" (report no. FFIEC 032) of each Insured Subsidiary as at September 30, 1996 for the three fiscal quarters ended on said date. Such report presents fairly, in all material respects, the financial condition of such Insured Subsidiary as at said date and the results of its operations for the nine-month period ended on said date, all in accordance with regulatory accounting principles prescribed by Federal Financial Institutions Examination Council.

                  (c) The Company has heretofore furnished to each of the Banks the Statements of Condition and Operations (Office of Thrift Supervision Form
1313) for each Insured Subsidiary as of September 1996. Such statements present fairly, in all material respects, the financial condition of each such Insured Subsidiary as of September 1996 and the results of its operations for the nine-month period ended on said date, all in accordance with Office of Thrift Supervision instructions.

                  (d) The Company has heretofore furnished to each of the Banks the consolidated balance sheet of Keystone Holdings, Inc., a Texas corporation ("Keystone") and its Subsidiaries as at December 31, 1995 and the related consolidated statements of earnings, stockholder's equity and cash flows of Keystone and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick LLP, and the unaudited condensed balance sheet of Keystone and its Subsidiaries as at June 30, 1996 and the related condensed consolidated statements of earnings, stockholder's equity and cash flows of Keystone and its Subsidiaries for the six-month period ended on such date. All such financial statements present fairly, in all material respects, the consolidated financial position of Keystone and its Subsidiaries as at said dates, and the consolidated results of operations for the fiscal year and six-month period ended on said dates (subject in the case of such financial statements as at June 30, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. From December 31, 1995 until the date of this Agreement, there has been no material adverse change in the consolidated financial position, operations, business or prospects taken as a whole of Keystone and its Subsidiaries from that set forth in said financial statements as at said date.

                  7.03 Litigation. Except as disclosed to the Banks in Schedule III hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that are reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

                  7.04 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

                  7.05 Action. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Notes; the execution, delivery and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or the Notes or for the legality, validity or enforceability hereof or thereof.

                  7.07 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law (except where failure so to comply would not have a Material Adverse Effect), and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 8.01(g) hereof.

                  7.08 Taxes. The Company and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except for any such tax being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

                  7.09 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  7.10 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.11  Material Agreements and Liens.

                  (a) Part A of Schedule I hereto is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries (excluding Repurchase Arrangements, deposits, annuities or Federal funds transactions, each entered into by the Company or a Subsidiary in the ordinary course of its business, and Interest Rate Protection Agreements or borrowings from the Federal Home Loan Bank), outstanding on the date of this Agreement the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

                  (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date of this Agreement (excluding Repurchase Arrangements, deposits, annuities or Federal funds transactions, each entered into by the Company or a Subsidiary in the ordinary course of its Business, and Interest Rate Protection Agreements or borrowings from the Federal Home Loan Bank) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said
Schedule I.

                  7.12 Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.

                  7.13 Subsidiaries. Set forth in Schedule II hereto is a complete and correct list of all of the Subsidiaries of the Company as of the date of this Agreement together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule II hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in
Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  7.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole (together with the Information Memorandum) do not, as of the date of this Agreement, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date of this Agreement by the Company and its Subsidiaries to the Administrative Agent and the Banks in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) made in good faith and based on estimates believed by management to be reasonable, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby.

                  Section 8. Covenants of the Company. The Company covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

                  8.01 Financial Statements Etc. The Company shall deliver to each of the Banks:

                  (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated statements of financial position of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of statements of financial position, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments) (it being understood that delivery to the Bank of the Company's Report on Form 10-Q filed with the SEC shall satisfy the financial statement requirements of this Section 8.01(a) so long as the information required to be contained in such Report is substantially the same as that required under this Section 8.01(a));

                  (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated statements of financial position of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of Deloitte & Touche, LLP or independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company was not in compliance with Section 8.10 hereof, insofar as such Section relates to accounting matters (it being understood that delivery to the Bank of the Company's Report on Form 10-K filed with the SEC shall satisfy the financial statement requirements of this Section 8.01(b) so long as the information required to be contained in such Report is substantially the same as that required under this Section 8.01(b));

                  (c) promptly upon their becoming available, and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Company, the "Reports of Condition and Income" (report no. FFIEC 032, or any successor form thereto) of each Insured Subsidiary as is required to file such report, all such reports prepared in accordance with regulatory accounting principles prescribed by the Federal Financial Institutions Examination Council;

                  (d) promptly upon their becoming available, and in any event within 60 days after the end of each quarterly fiscal period the Statements of Condition and Operations, including all supporting schedules (Office of Thrift Supervision Form 1313, or any successor form thereto) for each Insured Subsidiary that is required to file such statements, all such statements prepared in accordance with Office of Thrift Supervision instructions.

                  (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange or the Office of Thrift Supervision;

                  (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                           (i) any reportable event, as defined in Section
                  4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, that is required to be reported to the PBGC and as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
                  Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
                  Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                           (ii) the distribution under Section 4041 of ERISA of
                  a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                           (iii) the institution by the PBGC of proceedings
                  under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal from a
                  Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                           (v) the institution of a proceeding by a fiduciary of
                  any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                           (vi) the adoption of an amendment to any Plan that,
                  pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                  (h) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

                  (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Administrative Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with

Sections 8.06(g), 8.09 and 8.10 hereof as of the end of the respective quarterly fiscal period or fiscal year.

                  8.02 Litigation. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that are not (either individually or in the aggregate) reasonably likely to have a Material Adverse Effect.

                  8.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall (i) with respect to the Company or any Significant Subsidiary (as defined in Section 8.05 hereof), prohibit any transaction expressly permitted under Section 8.05 hereof or (ii) with respect to any Subsidiary (other than a Significant Subsidiary), prohibit such Subsidiary from entering into any merger or consolidation or amalgamation or from liquidating, winding up or dissolving, itself (or suffering any liquidation or dissolution) or prohibit a Disposition (as defined in Section 8.05 hereof) by or of such Subsidiary);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto (or in the case of any Person that becomes a Subsidiary after the date hereof by Acquisition promptly upon becoming aware of penalties attaching thereto), except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) maintain all of its material Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                  (f) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records (subject to Section 11.12 hereof), to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

                  8.04 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

                  8.05 Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Significant Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                  The Company will not, nor will it permit any of its Significant Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of (a "Disposition"), in one transaction or a series of transactions, all or substantially all of its Property, whether now owned or hereafter acquired (for which purpose, the Disposition of all or substantially all of the capital stock of a Significant Subsidiary of the Company shall be deemed to be the Disposition by such Significant Subsidiary of all or substantially all of the Property of such Significant Subsidiary).

                  Notwithstanding the foregoing provisions of this Section 8.05:

                  (a) any Significant Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other Subsidiary of the Company; provided that (x) if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                  (b) any Significant Subsidiary of the Company may make a Disposition of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company; and

                  (c) the Company or any Significant Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is, after giving effect to such merger or consolidation, a Wholly-Owned Subsidiary of the Company and (ii) after giving effect thereto no Default would exist hereunder.

For purposes of this Section 8.05, "Significant Subsidiary" shall mean, at any time, any Subsidiary of the Company if, at such time, such Subsidiary would qualify as a "significant subsidiary" of the Company under Regulation S-X of the SEC as in effect on the date hereof.

                  8.06 Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                  (a) Liens in existence on the date hereof and listed in Part B of Schedule I hereto;

                  (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(m) hereof;

                  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (g) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that
         (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

                  (h)      Liens arising out of Repurchase Arrangements;

                  (i) Liens arising out of or securing Interest Rate Protection Agreements; and

                  (j)      Liens arising out of Asset Securitizations.

                  8.07 Lines of Business. The Company will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than (a) the business of owning and operating a depository institution (as defined in 12 U.S.C. Section.1461(b)(1)(A)), a consumer finance company, a mortgage company, an insurance company, a trust company, an investment advisor or a securities broker-dealer, (b) the business of providing other financial services or (c) any business that may be engaged in by a Washington state chartered savings bank (as defined in RCW 32.04.020) or a Federal savings association (as defined in 12 U.S.C. Section.1462(5)) or a Subsidiary of any of them.

                  8.08 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely for general corporate purposes, including commercial paper back-up (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); provided that, without the consent of each Bank, the Company may not use the proceeds of any of the Loans hereunder to finance or refinance, directly or indirectly, an Acquisition of any Person (or the acquisition of (i) more than 50% of the publicly traded stock (of any class) of any Person or (ii) any of the publicly traded stock (of any class) of any Person after the Company or any of its Subsidiaries shall have been required to file a
Schedule 13D under the Securities Exchange Act of 1934, as amended, with respect to such stock) unless such Acquisition (or acquisition) has been approved by the board of directors of such Person or officers thereof duly authorized to do so; provided further that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

                  8.09 Adequate Capitalization. The Company shall assure that each Insured Subsidiary shall be adequately capitalized at all times. For purposes of this Section 8.09,

"adequately capitalized" shall have the meaning assigned such term by Section 38 of the Federal Deposit Insurance Act, as amended or any successor act thereto.

                  8.10  Certain Financial Covenants.

                  (a) Double Leverage Ratio. The Company will not permit at any time its Double Leverage Ratio to be greater than 1.25 to 1.00.

                  (b) Ratio of Consolidated Equity to Consolidated Assets. The Company will not permit at any time its ratio of Consolidated Equity to Consolidated Assets to be less than 0.05 to 1.00.

                  (c) Minimum Tangible Net Worth. The Company will not permit at any time its Tangible Net Worth to be less than the Base Minimum Tangible Net Worth plus the sum of 50% of the net income of the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP and for which purpose any net loss shall be deemed to be a net income of zero) for each fiscal quarter of the Company ending after the date as of which the Base Minimum Tangible Net Worth is determined as set forth below. For purposes of this
         Section 8.10(c), "Base Minimum Tangible Net Worth" shall mean $1,151,250,000, which amount was determined as of September 30, 1996; provided that if the Company shall acquire American Savings, "Base Minimum Tangible Net Worth" shall mean 75% of the Tangible Net Worth of the Company and its Subsidiaries determined as of, and after giving effect to, the Acquisition of American Savings.

                  (d) Maximum Non-Performing Assets. The Company will not permit at any time its Non-Performing Assets to constitute more than 4% of the Company's Consolidated Assets.

                  (e) Minimum Equity and Reserves. The Company will not permit at any time its Consolidated Equity plus Consolidated Reserves to be less than 300% of its Non-Performing Assets.

                  Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder when due and such default shall have continued unremedied for three or more Business Days; or

                  (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $25,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or the Company shall default in the payment when due of any amount aggregating $25,000,000 or more under any Interest Rate Protection Agreement; or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or to permit, termination or liquidation payment or payments aggregating $25,000,000 or more to become due; or

                  (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Company, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(h), 8.05, 8.06, 8.08, 8.09 or
         8.10 hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or

                  (e) The Company or any of its Subsidiaries (other than a Non-Material Subsidiary) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) The Company or any of its Subsidiaries (other than a Non-Material Subsidiary) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries (other than a Non-Material Subsidiary), in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) The Company or any of its Subsidiaries and any Bank Regulatory Authority shall enter into any supervisory agreement, consent order or any agreement (in writing or otherwise) affecting in any material respect the management, business, Properties, condition (financial or otherwise) or operations, present or prospective, of the Company and its Subsidiaries taken as a whole; or any Bank Regulatory Authority shall issue a cease and desist order to or in respect of the Company or any of its Subsidiaries; or

                  (i) Any Insured Subsidiary shall cease accepting deposits or making loans on the instruction of any Federal, state or other regulatory body with authority to give such instruction other than pursuant to an instruction generally applicable to banks organized under the jurisdiction of organization of such Insured Subsidiary; or

                  (j) Any Bank Regulatory Authority shall notify any Insured Subsidiary that such Insured Subsidiary's capital stock has become impaired; or any Insured Subsidiary shall cease to be an insured bank under the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder; or

                  (k) Any Insured Subsidiary shall be required (whether or not the time allowed by the appropriate Bank Regulatory Authority for the submission of such plan has been established or elapsed) to submit a capital restoration plan of the type referred to in 12 U.S.C.
         Section 1831o(b)(2)(C), as amended, re-enacted or redesignated from time to time; or

                  (l) The Company shall Guarantee in writing (voluntarily or otherwise) the capital of any Insured Subsidiary as part of or in connection with any agreement or arrangement with any Bank Regulatory Authority; or

                  (m) A final judgment or judgments for the payment of money of $25,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or of $75,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged or paid (or provision shall not be made for such discharge or payment), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (n) An event or condition specified in Section 8.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Banks, would (either individually or in the aggregate) have a Material Adverse Effect; or

                  (o)  A Change in Control shall occur;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, (A) the Administrative Agent may and, upon request of the Majority Banks, will, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent may and, upon request of the Banks holding more than 50% of the aggregate unpaid principal amount of the Loans shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

                  Section 10.  The Administrative Agent.

                  10.01 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                  (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank;

                  (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

                  (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and

                  (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent required by Section 11.06(b) hereof).

                  10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

                  10.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                  10.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

                  10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  10.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent, after consultation with the Company (unless an Event of Default shall have occurred and is continuing). If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, after consultation with the Company (unless an Event of Default shall have occurred and is continuing) appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor

Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                  Section 11.  Miscellaneous.

                  11.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  The Company irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Bank relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Company shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Bank to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Company.

                  11.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, or with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, as follows:

                  (a) if to the Company, to it at Washington Mutual, Inc., 1201 3rd Avenue, Seattle, Washington 98101, Attention of Douglas G. Wisdorf (Telecopy No. 206-554-5954);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, New York, New York 10081, Attention of Laura Rebecca (Telecopy No. (212) 552-7490), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of George C. Johnson (Telecopy No. (212) 270-1789);

                  (c) if to any other Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Except as otherwise provided in this Agreement, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the Notes (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel and allocated costs of in-house counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the Notes or any other document referred to herein.

                  The Company hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that: (a) except as provided in Section 2.10 hereof, no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Banks or Types or Classes of Loans, (vii) alter the terms of this Section 11.04,
(viii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (ix) waive any of the conditions precedent set forth in Section 6.01 hereof; and (b) any modification or supplement of Section 10 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

                  11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.06  Assignments and Participations.

                  (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

                  (b) Each Bank may assign any of its Loans, its Notes, and its Commitment (but only with the consent of the Company and the Administrative Agent, each of which consents will not be unreasonably withheld); provided that

                  (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Bank or an affiliate of a Bank;

                  (ii) except to the extent the Company and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Bank) shall be in an amount at least equal to $5,000,000;

                  (iii) each such assignment by a Bank of its Loans, Note or Commitment shall be made in such manner so that the same portion of its Loans, Note and Commitment is assigned to the respective assignee;

                  (iv) each such assignment shall be effected by an Assignment and Acceptance in the form of Exhibit G hereto; and

                  (v) each assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire.

Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent (if applicable) of such Assignment and Acceptance, and upon consent thereto by the Company and the Administrative Agent to the extent required above and the delivery to the Administrative Agent of the assignee's completed Administrative Questionnaire, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Administrative Agent an assignment fee of $3,000.

                  (c) A Bank may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it, or in its Commitment, provided that such Participant shall not have any rights or obligations under this Agreement or any Note (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under Section 5 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof to the extent that the same, under
Section 11.04 hereof, requires the consent of each Bank.

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to the Company, the Administrative Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment to a Federal Reserve Bank shall release the assigning Bank from its obligations hereunder.

                  (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

                  (f) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Company or any of its affiliates or Subsidiaries without the prior consent of each Bank.

                  11.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Banks under
Section 10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Bank that may assign any interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a "Bank" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                  11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  11.12  Treatment of Certain Information; Confidentiality.

                  (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

                  (b) Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 11.12),
(ii) to the extent required by statute, rule, regulation or judicial process,
(iii) to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder, (vii) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a

Confidentiality Agreement substantially in the form of Exhibit F hereto (or executes and delivers to such Bank and the Company an acknowledgement to the effect that it is bound by the provisions of this Section 11.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that in no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of each Bank under this
Section 11.12 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.06(b) hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                             WASHINGTON MUTUAL, INC.


                                             By /s/ William A. Longbrake
                                               --------------------------------
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

                                            BANKS


                  Commitment                THE CHASE MANHATTAN BANK
                  $12,500,000

                                            By /s/ George C. Johnson
                                               --------------------------------
                                            Title: Vice President


                  Commitment                BANK OF AMERICA NATIONAL TRUST
                  $12,500,000                 AND SAVINGS ASSOCIATION


                                            By /s/ Paolo Foggini
                                               --------------------------------
                                              Title: Vice President


                  Commitment                CREDIT LYONNAIS
                  $12,500,000                 SAN FRANCISCO BRANCH


                                            By /s/ Edward W. Leong
                                               --------------------------------
                                              Title: Vice President


                                            By
                                               --------------------------------
                                              Title:


                                            By
                                               --------------------------------
                                              Title:


                  Commitment                THE FIRST NATIONAL BANK OF CHICAGO
                  $12,500,000


                                            By /s/ Robert C. English
                                               --------------------------------
                                              Title: Authorized Agent


                  Commitment                THE BANK OF TOKYO-MITSUBISHI,
                  $10,000,000                 LTD., SEATTLE BRANCH

                                            By /s/ David M. Purcell
                                               --------------------------------
                                              Title: Vice President


                  Commitment                MELLON BANK, N.A.
                  $10,000,000


                                            By /s/ Dean Pace
                                               --------------------------------
                                              Title: Vice President


                  Commitment                THE BANK OF NEW YORK
                  $8,750,000


                                            By /s/ David Dobbins
                                               --------------------------------
                                              Title: Vice President


                  Commitment                U.S. BANK OF WASHINGTON,
                  $8,750,000                  NATIONAL ASSOCIATION


                                            By /s/ Steven A. Lundstrom
                                               --------------------------------
                                              Title: Vice President


                  Commitment                THE DAI-ICHI KANGYO BANK,
                  $6,250,000                  LIMITED, SAN FRANCISCO AGENCY


                                            By /s/ Takuo Yoshida
                                               --------------------------------
                                              Title: General Manager & Agent


                  Commitment                KEY BANK OF WASHINGTON
                  $6,250,000


                                            By /s/ Kathleen J. Johanson
                                               --------------------------------
                                              Title: Vice President

                                            THE CHASE MANHATTAN BANK,
                                              as Administrative Agent


                                            By /s/ George C. Johnson
                                               --------------------------------
                                              Title: Vice President

                                                                      SCHEDULE I


                          Material Agreements and Liens



Part A - Material Agreements

         1. Senior Notes. The Company issued senior unsecured notes under an Indenture dated August 25, 1995 between the Company and Harris Trust and Savings Bank, as trustee. The notes bear interest at 7.25% and are limited to $150,000,000 in aggregate principal amount outstanding. The notes are due on August 15, 2005 and may not be redeemed prior to maturity.

         2. City of Tampa Note. The Company assumed through acquisition of Pacific First Federal Savings Bank, a federally chartered association ("Pacific First"), a $75,000,000 note payable to the City of Tampa, Florida (the "Note"). The Note is subject to periodic principal withdrawals and has a current outstanding principal balance of $71,716,667. The Note bears interest at 8.16% and matures on October 1, 1998.


Part B - Liens

         1. Mortgage Pass-Through Securities. The Company is successor to Pacific First Bank, A Federal Savings Bank, which was successor to Pacific First. Pacific First is the named Pledgor under a certain Collateral Pledge and Maintenance Agreement dated June 23, 1988 (the "Pledge Agreement") among First Florida Bank, N.A., as trustee on behalf of the holders of the City of Tampa Capital Improvement Program Revenue Bonds, as Pledgee; Chemical Bank, as Collateral Agent for Pledgee and Pacific First. The Bank of New York Trust Company of Florida, N.A. is the current successor to the rights and obligations of First Florida Bank, N.A. under the Pledge Agreement.

                  In accord with Section 3.02(b) of the Pledge Agreement, the Pledgee maintains, as collateral for the Company's obligations under the Note payable to the City of Tampa, a first priority and perfected security interest in certain mortgage pass-through securities owned by the Company. Under the terms of the Pledge Agreement, these securities may be substituted from time to time with certain additional collateral. Such additional collateral must meet or exceed specific value requirements provided for in the Pledge Agreement.

                                                                     SCHEDULE II


                                  Subsidiaries



See attached.

Description of Subsidiaries                                          SCHEDULE II
Page 1



                         LISTING OF SUBSIDIARIES OF WMI

============================================================================================================================
                       NAME                                   NAME OF                 STATE OF             PERCENT OF
                                                         IMMEDIATE PARENT          INCORPORATION            AFFILIATE
                                                                                                           OWNERSHIP*
----------------------------------------------------------------------------------------------------------------------------
Benefit Service Corporation***                       WM Financial, Inc.         Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
Composite Research & Management Co.***               Washington Mutual, Inc.    Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
Empire Life Insurance Co.                            WM Life Insurance Co.      Nebraska                      100%
                                                                                (domesticated
                                                                                Washington 12-12-89)
----------------------------------------------------------------------------------------------------------------------------
GNW Land Company** ***                               Seacoast Management, Inc.  Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
Mill Maple Properties, Inc.***                       Washington Mutual Bank     Oregon                        100%
----------------------------------------------------------------------------------------------------------------------------
Murphey Favre, Inc.***                               Washington Mutual, Inc.    Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
Murphey Favre Housing Managers, Inc.***              Murphey Favre              Washington                    100%
                                                     Properties, Inc.
----------------------------------------------------------------------------------------------------------------------------
Murphey Favre Insurance Services, Inc.***            Murphey Favre, Inc.        Idaho                         100%
----------------------------------------------------------------------------------------------------------------------------
Murphey Favre Properties, Inc.***                    WM Financial, Inc.         Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
Murphey Favre Securities Services, Inc.***           Murphey Favre, Inc.        Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
Olympus Development Company***                       Washington Mutual Bank     Utah                          100%
                                                     fsb
----------------------------------------------------------------------------------------------------------------------------
2425 Service Corporation***                          Washington Mutual Bank     Utah                          100%
                                                     fsb
----------------------------------------------------------------------------------------------------------------------------
Pacific First Insurance, Inc.***                     Washington Mutual Bank     Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
Pioneer Properties, Inc.***                          Washington Mutual Bank     Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
Preston Properties California, Inc.***               Preston Ridge Financial    Washington                    100%
                                                     Services Corp.
============================================================================================================================

*   Inactive on dormant subsidiary
**  All ownership is in form common stock
*** Non-Material Subsidiary

Description of Subsidiaries                                          SCHEDULE II
Page 2



============================================================================================================================
                       NAME                                   NAME OF                 STATE OF             PERCENT OF
                                                         IMMEDIATE PARENT          INCORPORATION            AFFILIATE
                                                                                                           OWNERSHIP*
----------------------------------------------------------------------------------------------------------------------------
Preston Ridge Financial Services Corporation***      Washington Mutual Bank     Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
SS Service Corporation***                            Washington Mutual Bank     Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
Seacoast Management, Inc.***                         Washington Mutual Bank     Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
WM Enterprises & Holdings, Inc.***                   Washington Mutual Bank     Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
WM Financial, Inc.***                                Washington Mutual Bank     Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
WM Life Insurance Co.                                Washington Mutual, Inc.    Arizona                       100%
----------------------------------------------------------------------------------------------------------------------------
Washington Mutual Bank                               Washington Mutual, Inc.    Washington                    100%
----------------------------------------------------------------------------------------------------------------------------
Washington Mutual Bank fsb                           Washington Mutual, Inc.    Federally Chartered           100%
----------------------------------------------------------------------------------------------------------------------------
Washington Mutual Financial Services, Inc.***        Washington Mutual Bank     Oregon                        100%
                                                     fsb
----------------------------------------------------------------------------------------------------------------------------
Washington Mutual Insurance Brokerage Services,      Washington Mutual Bank     Montana                       100%
Inc.***                                              fsb
----------------------------------------------------------------------------------------------------------------------------
Washington Mutual Insurance Services, Inc.***        Washington Mutual Bank     Washington                    100%
                                                     fsb
----------------------------------------------------------------------------------------------------------------------------
Washington Mutual Insurance Services of Idaho,       Washington Mutual Bank     Idaho                         100%
Inc.***                                              fsb
----------------------------------------------------------------------------------------------------------------------------
Western Aero, Ltd.***                                Washington Mutual Bank     Oregon                        100%
----------------------------------------------------------------------------------------------------------------------------
Western Credit Services Co.***                       Washington Mutual Bank     Oregon                        100%
----------------------------------------------------------------------------------------------------------------------------
Western Service Co.***                               Washington Mutual Bank     Oregon                        100%
============================================================================================================================

*   Inactive on dormant subsidiary
**  All ownership is in form common stock
*** Non-Material Subsidiary

                                                                    SCHEDULE III


                                   Litigation



None.

                                                                     EXHIBIT A-1


                            [Form of Syndicated Note]

                                 PROMISSORY NOTE


$_______________                                               December 10, 1996
                                                              New York, New York

                  FOR VALUE RECEIVED, WASHINGTON MUTUAL, INC., a Washington corporation (the "Company"), hereby promises to pay to __________________ (the "Bank"), for account of its respective lending offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                  The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Syndicated Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Syndicated Loans made by the Bank.

                  This Note is one of the Syndicated Notes referred to in the Four-Year Credit Agreement dated as of December 10, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank, as

Administrative Agent, and evidences Syndicated Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

                  Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                              WASHINGTON MUTUAL, INC.


                                              By_________________________
                                                Title:

                          SCHEDULE OF SYNDICATED LOANS

                  This Note evidences Syndicated Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments and prepayments of principal set forth below:




            Prin-
            cipal                Duration  Amount    Unpaid
           Amount  Type             of      Paid     Prin-
  Date       of     of  Interest Interest    or      cipal  Notation
  Made      Loan   Loan   Rate    Period   Prepaid   Amount  Made by
  ----      ----   ----   ----    ------   -------   ------  -------

                                                                     EXHIBIT A-2


                           [Form of Money Market Note]

                                 PROMISSORY NOTE



                                                               December 10, 1996
                                                              New York, New York

                  FOR VALUE RECEIVED, WASHINGTON MUTUAL, INC., a Washington corporation (the "Company"), hereby promises to pay to __________________ (the "Bank"), for account of its respective lending offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                  The date, amount, Type, interest rate and maturity date of each Money Market Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.

                  This Note is one of the Money Market Notes referred to in the Four-Year Credit Agreement dated as of December 10, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank, as Administrative Agent, and evidences Money Market Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.

                  Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                                     WASHINGTON MUTUAL, INC.


                                                     By_________________________
                                                       Title:

                                SCHEDULE OF LOANS


                  This Note evidences Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:




     Principal
Date  Amount   Type          Maturity   Amount   Unpaid
 of of of Interest Date of Paid or Principal Notation Loan Loan Loan Rate Loan Prepaid Amount Made by
----   ----    ----   ----     ----    -------   ------     -------

                                                                       EXHIBIT B


                   [Form of Opinion of Counsel to the Company]

                                                                __________, 199_

To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

                  We have acted as counsel to Washington Mutual, Inc. (the "Company") in connection with (i) the Four-Year Credit Agreement (the "Credit Agreement") dated as of December 10, 1996, between the Company, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $100,000,000 and (ii) the instruments and other documents referred to in the next following paragraph. Terms used herein without definition have the meanings assigned to them in the Credit Agreement. This opinion letter is being delivered pursuant to Section 6.01(c) of the Credit Agreement.

                  In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

                  (a)      the Credit Agreement;

                  (b)      the Notes executed and delivered on the date hereof;
                           and

                  (c) such records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The Credit Agreement and such Notes are collectively referred to as the "Credit Documents".

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Company.

                  In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company):

               (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

              (ii) all signatories to such documents have been duly authorized and all signatories have the legal capacity to execute and deliver such documents; and

             (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

                  For purposes of this letter, when we render an opinion "to our knowledge" or as to which we have "knowledge," we have based such opinion on (i) inquiries of the attorneys in our firm who routinely work on matters related to the Company and (ii) inquiries of representatives of the Company whom we reasonably believe to have knowledge about the subject matter of the inquiries.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Washington. Each Subsidiary of the Company listed in Annex I hereto is a corporation duly organized and validly existing under the laws of the respective state indicated opposite its name in Annex I hereto.

                  2. The Company has all requisite corporate power to execute and deliver, and to perform its obligations under, the Credit Documents. The Company has all requisite corporate power to borrow under the Credit Agreement.

                  3. The execution, delivery and performance by the Company of each Credit Document, and the borrowings by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.

                  4. Each Credit Document has been duly executed and delivered by the Company.

                  5. If the Credit Documents were stated to be governed by and construed in accordance with the law of the State of Washington, or if a court of the State of Washington were to apply the law of the State of Washington to the Credit Documents, each Credit Document would constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of Washington is required on the part of the Company for the execution, delivery or performance by the Company of any of the Credit Documents or for the borrowings by the Company under the Credit Agreement.

                  7. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Documents do not and will not (a) violate any provision of its Articles of Incorporation or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or any of its Subsidiaries of which we have knowledge or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject.

                  8. Except as set forth in Schedule III to the Credit Agreement, we have no knowledge of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against the Company or any of its Subsidiaries or any of their respective Properties that are reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of Washington) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second paragraph of Section 11.01 of the Credit Agreement, (iv) the first sentence of Section 11.10, (v) the second sentence of Section
         11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents, (vi) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement, (vii) Section 11.11 of the Credit Agreement and (viii) the enforceability of provisions in the Credit Documents that purport to establish evidentiary standards.

                  (D) The courts of the State of Washington will consider extrinsic evidence of circumstances surrounding the making of the Credit Documents to ascertain the intent of the parties in using the language employed in the Credit Documents, regardless of whether or not the language used in the Credit Documents is plain and unambiguous on its face, and may incorporate additional or supplementary terms into the Credit Documents.

                  (E) We call to your attention that, under Washington law, where a provision of contract permits one party to the contract to recover attorneys' fees, such provision will be construed to permit the prevailing party in any action to enforce the contract to recover its reasonable attorneys' fees.

                  (F) We have assumed that any compensation owed pursuant to
         Section 5.05 of the Credit Agreement is reasonable in amount, reflecting compensation for actual economic loss. We also not that in McCausland v. Bankers Life Insurance, 110 Wn.2d 716, 757 P.2d 941
         (1988) and in Rodgers v. Rainier National Bank, 111 Wn.2d 232, 757 P.2d 976 (1988), the Washington Supreme Court indicated that, at least under certain circumstances, a lender may lose the right to a prepayment fee by accelerating the debt.

                  (G) Our opinion in paragraphs 6 and 7(b) above is not intended to address the issue as to whether any filing or registrations would be required under applicable securities laws in connection with the sale, assignment or other transfer by a Bank of any Loan or Note or any interest or participation therein.

                  (H) We note that, under Washington law, if a Bank is deemed to be transacting business as a foreign corporation in the State of Washington without being qualified to do so, it will not be entitled to commence a proceeding in the courts in this state with respect to the Credit Documents unless it qualifies to transact business as a foreign corporation under the Washington Business Corporation Act and under Title 30 of the Revised Code of Washington (Banks and Trust Companies), to the extent such Title is applicable to such Bank. We further note, however, that no Bank will be subject to the requirement to qualify to transact business as a foreign corporation solely by reason of the execution, delivery, performance or enforcement of the Credit Documents.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of Washington, and we do not express any opinion as to the laws of any other jurisdiction.

                  At the request of our clients, this opinion letter is, pursuant to Section 6.01(c) of the Credit Agreement, provided to you by us in our capacity as counsel to the Company and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                     Very truly yours,

                                                                       EXHIBIT C

             [Form of Opinion of Special New York Counsel to Chase]


                                                               December 10, 1996


To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank, as Administrative Agent

Ladies and Gentlemen:

                  We have acted as special New York counsel to The Chase Manhattan Bank ("Chase") in connection with (i) the Four-Year Credit Agreement dated as of December 10, 1996 (the "Credit Agreement") between Washington Mutual, Inc. (the "Company"), the lenders party thereto and Chase, as Administrative Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $100,000,000 and (ii) the instruments referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 6.01(d) of the Credit Agreement.

                  In rendering the opinions expressed below, we have examined the following agreements and instruments:

                  (a)      the Credit Agreement; and

                  (b)      the Notes executed and delivered on the date hereof.

The Credit Agreement and such Notes are collectively referred to as the "Credit Documents".

                  In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.

                  In rendering the opinions expressed below, we have assumed, with respect to all of the Credit Documents, that:

               (i) each of the Credit Documents has been duly authorized by, has been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Company) constitutes legal, valid, binding and enforceable obligations of, all of the parties thereto;

              (ii) all signatories to the Credit Documents have been duly authorized; and

             (iii) all of the parties to the Credit Documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Documents.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation,
(a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.01 of the Credit Agreement, (iv) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents and
         (v) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.


                  The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  At the request of our client, this opinion letter is, pursuant to Section 6.01(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                     Very truly yours,


CDP/TDB

                                                                       EXHIBIT D

                      [Form of Money Market Quote Request]


                                     [Date]

To:      The Chase Manhattan Bank, as Administrative Agent

From:    Washington Mutual, Inc.


Re:      Money Market Quote Request

         Pursuant to Section 2.03 of the Four-Year Credit Agreement dated as of December 10, 1996 (the "Credit Agreement") between Washington Mutual, Inc., the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Borrowing   Quotation                            Interest
  Date       Date[*1]   Amount[*2]   Type[*3]   Period[*4]
  ----       --------   ----------   --------   ----------



         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                                     WASHINGTON MUTUAL, INC.


                                                     By_________________________
                                                       Title:
--------------------------

* All numbered footnotes appear on the last page of this Exhibit.

--------------------------

[1] For use if a Set Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

[2]      Each amount must be $10,000,000 or a larger multiple of $1,000,000.

[3] Insert either "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] A whole number of months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of not less than 7 days after the making of such Set Rate Loan and ending on a Business Day.

                                                                       EXHIBIT E

                          [Form of Money Market Quote]


To:      The Chase Manhattan Bank, as Administrative Agent

Attention:

Re:      Money Market Quote to
         Washington Mutual, Inc. (the "Company")

                  This Money Market Quote is given in accordance with Section 2.03(c) of the Four-Year Credit Agreement dated as of December 10, 1996 (the "Credit Agreement") between Washington Mutual, Inc., the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

                  In response to the Company's invitation dated __________, 199_, we hereby make the following Money Market Quote(s) on the following terms:

                  1.  Quoting Bank:

                  2.  Person to contact at Quoting Bank:

                  3. We hereby offer to make Money Market Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):


Borrowing  Quotation                         Interest
  Date      Date[*1]  Amount[*2]  Type[*3]  Period[*4]  Rate[*5]
  ----      --------  ----------  --------  ----------  --------




provided that the Company may not accept offers that would result in the undersigned making Money Market Loans pursuant hereto in excess of $___________ in the aggregate (the "Money Market Loan Limit").

--------------------------

*        All numbered footnotes appear on the last page of this Exhibit.

                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement and any Money Market Loan Limit specified above).

                                                     Very truly yours,

                                                     [NAME OF BANK]

                                                     By_________________________
                                                       Authorized Officer

Dated:  __________, ____

--------------------------

[1]      As specified in the related Money Market Quote Request.

[2] The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 (or a larger multiple of $1,000,000).

[3] Indicate "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] A whole number of months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of not less than 7 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

[5] For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

                                                                       EXHIBIT F

                       [Form of Confidentiality Agreement]


                            CONFIDENTIALITY AGREEMENT


                                                                          [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]



         Re: Four-Year Credit Agreement dated as of December 10, 1996 (the "Credit Agreement"), between Washington Mutual, Inc. (the "Company"), the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent.

Dear Ladies and Gentlemen:

                  As a Bank party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

                  As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

                  Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and the Company) that (A) such information will not be used by you except in connection with the proposed

[participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of Section 11.12 of the Credit Agreement), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to your counsel or to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation to which you or any one or more of the Banks or the Administrative Agent are a party, or in connection with the enforcement of rights or remedies under the Credit Agreement, (vii) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof and that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                  If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the Credit Agreement on the date upon which you become a Bank under the Credit Agreement pursuant to Section 11.06(b) thereof.

                  Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                                     Very truly yours,


                                                     [INSERT NAME OF BANK]



                                                     By_________________________


The foregoing is agreed to as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By_________________________

                                                                       EXHIBIT G

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Four-Year Credit Agreement, dated as of December 10, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Washington Mutual, Inc., a Washington corporation (the "Company"), the lenders named therein, and The Chase Manhattan Bank, as agent for such lenders (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein as defined therein.

                  ________________ (the "Assignor") and ________________ (the
"Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule 1 hereto (the "Effective Date"), an interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount and percentage for each Assigned Facility as set forth on Schedule 1.

                  2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the beneficial owner of the interest being assigned by it hereunder and that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligation or the performance or observance by the

Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.02 thereof, the financial statements delivered pursuant to Section 8.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent pursuant to Section

11.06(b) of the Credit Agreement, effective as of the Effective Date (which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance by the Administrative Agent).

                  5. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

                  6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in
Section 11.07 of the Credit Agreement.

                  7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                  Schedule 1 to
                            Assignment and Acceptance
                   relating to the Four-Year Credit Agreement,
                          dated as of December 10, 1996
                        between Washington Mutual, Inc.,
                          the lenders named therein and
         The Chase Manhattan Bank, as administrative agent for the Banks
                 (in such capacity, the "Administrative Agent")



Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

           Credit                       Principal                 Percentage
      Facility Assigned              Amount Assigned               Assigned
      -----------------              ---------------               --------






[ASSIGNEE]                          [ASSIGNOR]


By:___________________________      By:__________________________
   Title:                              Title:



[Agreed and] Accepted:

THE CHASE MANHATTAN BANK


By:___________________________
   Title:


[Agreed:

WASHINGTON MUTUAL, INC.

By:___________________________
   Title:]